AGREEMENT FOR TERMINAL FACILITY
                                COLLOCATION SPACE

     THIS AGREEMENT made this IS"' day of January, 1999, (the "Effective Date") by and between, ALCHEMY COMMUNICATIONS, INC., a California corporation, (hereinafter called "Alchemy") and PLUS NET, INC., a California corporation
(hereinafter  called  "Customer").

                                    RECITALS

     WHEREAS, Alchemy owns or controls a leasehold interest in certain office and storage Collocation Space within a commercial building in the State of California (generally described herein as the "Premises") which may be suitable for the placement and operation of telecommunications equipment; and

     WHEREAS, Customer desires access to the Premises for the purpose of placing therein certain telecommunications equipment and cabling (hereinafter, the "Equipment") the individual location for such Equipment to be referred to herein as the "Terminal Facility"; and

     WHEREAS, Alchemy may be willing to grant Customer the right to occupy or use portions of the Terminal Facility (hereinafter, the "Collocation Space") upon the ten-ns and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, Alchemy and Customer (collectively the "Parties") hereby agree as follows:

1.     LICENSE  TO  OCCUPY,  PERMISSIBLE  USE  AND  RELOCATION  PROVISIONS:

     A. This document shall comprise a complete and binding agreement between Customer and Alchemy only upon execution by Alchemy and Customer of a Collocation Schedule pertaining to the Terminal Facility in which Alchemy has a leasehold interest. The Collocation Schedule, and any amendments thereto, when dated and subscribed by Customer and Alchemy shall incorporate the terms and conditions of this Agreement. In the event of any conflict or inconsistency between this Agreement and the terms set forth in the Collocation Schedule, terms of the Collocation Schedule shall in all cases prevail.

     B.     The  Collocation  Schedule shall have attached thereto the following
Exhibits: General Description of Work Tasks and Special Terms and Conditions identified as "Exhibit I"; and Dispatch Labor Charges; identified as "Exhibit 2."

     C. Customer shall utilize the Collocation Space only for interconnection of the Equipment to the network services of Alchemy.

     D. In connection with the Collocation Space made available hereunder, Alchemy shall perform services which support the overall operation of the Terminal Facility (e.g., janitorial services, environmental systems maintenance, and power plant maintenance) at no additional charge to Customer. However, Customer shall be required to maintain the Collocation Space in an orderly manner and shall be responsible for the removal of trash, packing cartons, etc. from the Collocation Space. Further, Customer shall maintain the Collocation
Space in a safe condition, including but not limited to the preclusion of storing combustible materials in the Collocation Space.

     E. Unless otherwise provided in the Collocation Schedule, each visit by Customer to the Collocation Space will be deemed to utilize escort services furnished by Alchemy from the time Customer's Employee(s) sign(s) in upon entering the Terminal Facility to the time Customer's employee(s) sign(s) out upon leaving the Terminal Facility. Charges for escort - 1 services are consistent with the dispatch labor charges (the "Dispatch Labor Charges") depicted in Exhibit 2 to the Collocation Schedule.

     F. Customer acknowledges that it has been granted only a license to occupy the Collocation Space and that it has not been granted any real property interests in the Collocation Space.

2.     ADDITIONAL  SERVICES:

     (1).      System  Administration:     Alchemy shall provide complete system
               -----------------------
administration  for  Customer.  For  a  monthly  fee  stated  in the Collocation
Schedule.

     (11).      Electronic Commerce Services:     Alchemy shall provide Customer
                -----------------------------
with electronic commerce ("e- commerce") services, including credit card processing and applicable record keeping at $0.25 per transaction.

     (iii).      Programming  Services:     Alchemy  will  provide  programming
                 ----------------------
services, including digitizing of text, graphics and sound. An additional fee of one hundred ($100) dollars per hour is attached to this service.

3.     TERM  OF  AGREEMENT,  TERMINATION  AND  RENEWAL:

     A. Customer's license to occupy the Collocation Space shall begin on the "Requested Service Date," as set forth in paragraph 3 of the Collocation Schedule. The minimum term of the Customer's license to occupy the Collocation Space shall be the period set forth in the Collocation Schedule (the "Minimum Term".)

     B. Following the expiration of the Tenn for the Collocation Space, Customer's license shall continue in effect on a month-to-month basis upon the same terms and conditions specified herein, unless terminated by Alchemy upon thirty (30) day's prior written notice.

     C. Upon termination or expiration of the Term for the Collocation Space, Customer agrees to remove the Equipment and other property that has been installed by Customer or Customer's agent. In the event such Equipment or property has not been removed within thirty (30) days of the effective termination or expiration date, the Equipment shall be deemed abandoned and Customer shall lose all rights and title thereto.

     D. In the event the Terminal Facility becomes the subject of a taking by eminent domain by any authority having such power, Alchemy shall have the right to terminate this Agreement. Alchemy shall attempt to give Customer reasonable advance notice of the removal schedule. Customer shall have no claim against Alchemy for any relocation expenses, any part of any award that may be made for such taking or the value of any unexpired term or renewed periods that result from a termination by Alchemy under this provision, or any loss of business from full or partial interruption or interference due to any termination. However, nothing contained in this Agreement shall prohibit Customer from seeking any relief or remedy against the condemning authority in the event of an eminent domain proceeding or condemnation that affects the Collocation Space.

4.     PRICES  AND  PAYMENT  TERMS:

     A. Customer shall pay Alchemy monthly recurring fees (the "Recurring Fees"), which shall include charges for use and occupancy of the Collocation Space (the "Occupancy Fees"), connectivity (or cross- connect fees, if applicable), power charges, if applicable and system administration. In addition to any Recurring Fees, Customer shall be charged non-recurring fees for build-out of the Collocation Space (the "Build-Out Charges"), including, where applicable, cross-connect installation fees and/or Dispatch Labor Charges, where applicable, which shall be set forth in the relevant Collocation Schedule and the Exhibits thereto. If Customer requests that

Alchemy provide services not delineated herein or in the Collocation Schedule at any time during the Term, Customer agrees to pay Alchemy's price for such services in effect at the time such service was rendered.

     B. Prices do not include taxes, except as specifically stated herein. Customer agrees to pay or reimburse Alchemy for any applicable taxes that are levied based on the transactions hereunder, exclusive of taxes on income and real estate taxes on the Ten-ninal Facility. Any such charges shall be invoiced and payable within the payment terms of this Agreement. Alchemy agrees to provide Customer with reasonable documentation to support invoiced amounts applied to taxes within thirty (30) calendar days of receipt of a Customer's written request.

     C. The Occupancy Fee and/or Power Charges shall be increased to reflect any increases incurred by and required under the lease relevant to the Premises in which the Collocation Space is located. Customer shall pay to Alchemy its pro rata share of any such increases based on the number of square feet of the Collocation Space compared to the number of square feet leased by Alchemy under the applicable lease. Alchemy shall notify Customer of any such increase as soon as practicable.

     D. All Recurring Fees shall be invoiced thirty (30) days prior to the beginning of each month commencing thirty (30) days prior to the first day of the Term as identified in the Collocation Schedule and thereafter, on the first day of each calendar month. Charges for partial months shall be prorated accordingly. All Recurring Fees shall be payable net thirty (30) days from date of invoice and prior to the beginning of the invoiced period. Customer shall be subject to late charges if payment is not received within the payment ten-n period. The late payment charges will be calculated based on 1.5% per month of the unpaid amount.

     E. Charges delineated in the Collocation Schedule for build-out of the Collocation Space shall be invoiced and paid by Customer when invoiced. Alchemy may require payment of up to fifty percent (50%) of the "Build Out Fees" prior to commencing construction.

     F. Customer agrees to reimburse Alchemy for all reasonable repair or restoration costs associated with damage or destruction caused by Customer's personnel, Customer's agent(s) or Customer's suppliers/contractors or Customer's visitors during the Term or as a consequence of Customer's removal of the Equipment or property installed in the Collocation Space.

5.     ADDITIONAL  TERMS  GOVERNING USE OF COLLOCATION SPACE AND INSTALLATION OF
EQUIPMENT:

     A. Before beginning any delivery, installation, replacement or removal work, Customer must obtain Alchemy's wnitten approval of Customer's choice of suppliers and contractors which approval shall not be unreasonably withheld or delayed. Alchemy may request additional information before granting approval and may require scheduling changes and substitution of suppliers and contractors as conditions of its approval. Approval by Alchemy is not an endorsement of Customer's supplier or contractor, and Customer will remain solely responsible for the selection of the supplier or contractor and all payments for construction work.

     B. Customer shall not make any construction changes or material alterations to the interior or exterior portions of the Collocation Space, including any cabling or power supplies for the Equipment, without obtaining Alchemy's written approval for Customer to have the work performed or have Alchemy perform the work. Alchemy reserves the right to perform and manage any construction or material alterations within the Terminal Facility and Collocation Space areas at rates to be negotiated between the Parties hereto.

     C. Customer's use of the Collocation Space, installation of Equipment and access to the Terminal Facility shall at all times be subject to Customer's adherence to the generally accepted industry standards, security rules and rules of conduct established by Alchemy for the Terminal Facility. Customer agrees not to erect any signs or devices to the exterior portion of the -3-

Collocation Space without submitting the request to Alchemy and obtaining Alchemy's written approval.

     D. Customer may not provide, or make available to any third party, collocation space within the Collocation Space without Alchemy's prior written consent. If Customer should provide, or make available to any third party, collocation space within the Collocation Space without obtaining the written consent of Alchemy, Customer shall be in breach of this Agreement and Alchemy may pursue any legal or equitable remedy, including but not limited to 9 the immediate termination of this Agreement.

     E. Alchemy shall not arbitrarily or discriminatorily require Customer to relocate the Equipment; however, upon sixty (60) days prior written notice or, in the event of an emergency, such time as may be reasonable, Alchemy reserves the right to change the location of the Collocation Space or the Terminal Facility to a site which shall afford comparable environmental conditions for the Equipment and comparable accessibility to the Equipment. Alchemy and Customer will work together in good faith to minimize any disruption of Customer's services as a result of such relocation. Alchemy shall be responsible for the cost of improving the Collocation Space to which the Equipment may be relocated, and for relocation of Equipment interconnected to Alchemy services, except that Alchemy shall not be responsible for relocating facilities installed in violation of this Agreement.

6.     INSURANCE:

     Customer agrees to maintain, at Customer's expense, during the entire time this Agreement is in effect for each Collocation Space (1) Comprehensive General Liability Insurance in an amount not less than One Million Dollars ($ 1,000,000.00) per occurrence for bodily injury or property damage, (ii) Employers Liability in an amount not less than Five Hundred Thousand Dollars ($500,000.00) per occurrence, and (ill) Workers' Compensation in an amount not less than that prescribed by statutory limits. Prior to taking occupancy of the Collocation Space, Customer shall furnish Alchemy with certificates of insurance which evidence the minimum levels of insurance set forth herein and which name Alchemy as an additional insured. Customer shall also maintain sufficient property insurance to cover any Equipment placed in the Collocation Space.

7.     DEFAULT:

     A. If Customer fails to perform its obligations, or fails to pay for services rendered hereunder, Alchemy may, at its sole option and with written notice, issue a default notice letter to Customer, demanding the default condition be cured. If the default condition is not remedied within the time period specified in the notice letter, which shall not be less than fourteen
(14) calendar days, Alchemy may then, without the necessity of any further notice, discontinue performance and terminate this Agreement, for default, and pursue any other remedies available at law or in equity. Alchemy's failure to exercise any of its rights hereunder shall not constitute or be construed by Customer as being a waiver of any past, present, or future right or remedy.

     B. At any time during the term of this Agreement, Alchemy may, at Alchemy's sole option, immediately terminate this Agreement if Customer is not then maintaining the Equipment solely for the purpose of originating and/or terminating telecommunications transmissions carried over the Alchemy Network or as otherwise set forth in Paragraph I of this Agreement, or pursuant to the terms and conditions, if any, contained in any Collocation Schedule identified herewith.

     C. If Customer commits an act of default with respect to the purchase of telecommunications services from Alchemy, which would entitle Alchemy under its separate tariffs and agreements to terminate its services to Customer, then Alchemy shall he entitled to terminate this Agreement and all Collocation Schedules to which this Agreement pertains.

8.     WARRANTIES,  REMEDIES  AND  DISCLAIMERS:

     A. Alchemy shall, at Alchemy's own expense, defend Customer against any and all claims that the Collocation Space used by Customer hereunder infringes on any third party's property or ownership rights. Alchemy shall, at Alchemy's sole option, either (1) settle any such claim, (11) secure valid rights for Customer's continued use, or (111) furnish equivalent Collocation Space that is not infringing and that can be used to satisfy the original specifications in Alchemy's determination. This warranty and remedy by Alchemy shall be valid only if (i) Customer gives Alchemy prompt written notice upon Customer's receipt of any such claim, (ii) Customer provides Alchemy with all pertinent information in its possession relative to such claim and (Iii) Alchemy shall have sole control over the settlement or defense of such claim.

     B. THE COLLOCATION SPACE IS ACCEPTED "AS IS" BY CUSTOMER. CUSTOMER ACKNOWLEDGES THAT NO REPRESENTATION HAS BEEN MADE BY ALCHEMY AS TO THE FITNESS OF THE COLLOCATION SPACE FOR CUSTOMER'S INTENDED PURPOSE. EXCEPT FOR THE WARRANTIES SET FORTH IN THIS ARTICLE, THERE ARE NO WARRANTIES, WHETHER EXPRESS, IMPLIED, OR-AL, OR WRITTEN, WITH RESPECT TO THE COLLOCATION SPACE OR SERVICES COVERED OR FURNISHED PURSUANT TO THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. MOREOVER, THE REMEDIES PROVIDED IN THIS ARTICLE ARE EXCLUSIVE AND IN LIEU OF ALL OTHER REMEDIES.

9.     EXCUSED  PERFORMANCE:

     Neither Party shall be liable to the other Party under this Agreement for any failure nor delay in performance that is due to causes beyond its reasonable control, including but not limited to, acts of nature, governmental actions, fires, civil disturbances, interruptions of power, or transportation problems.

10.     ASSIGNMENT  OR  TRANSFER:

     Customer shall not assign or transfer the rights or obligations associated with this Agreement, in whole or in part, without Alchemy's prior written consent.

11.     PUBLICITY:

     Customer shall not use Alchemy's name in publicity or press releases without Alchemy's prior written consent.

12.     LIMITATION  OF  LIABILITY:

     A. In no event shall Alchemy, Customer, or any of their respective officers, directors, agents, contractors or employees, be liable, one to the other, for any loss of profit or revenue or for indirect, incidental, special, punitive or exemplary damages incurred or suffered by each other, arising from or pertaining to Customer's use or occupancy of the Collocation Space including, without limitation damages arising from interruption of electrical power or HVAC services.

     B. Customer shall indemnify and hold harmless Alchemy, and its respective officers, directors, agents, contractors and employees, from and against any and all claims, costs, expenses or liability (including by any representation or promise not specifically expressed in this Agreement). Any modification made hereto shall not be valid and binding unless it is in writing and signed by both Parties.

13.  NOTICES:

     A. Any notice required to be given pursuant to this Agreement shall be in writing and mailed by certified or registered mail, return receipt requested, or delivered by a national overnight express service or by facsimile, with a written acknowledgment of receipt to the following addresses:

     (i)     Customer:

          Plus  Net  Inc.
          24633  Mulholland  Highway
          Calabasas,  California  91302
          Attn:  Mr.  Bruce  K.  Muhlfeld

     (ii)     Alchemy:

          Alchemy  Communications,  Inc.
          9610  DeSoto  Avenue
          Chatsworth,  California  91311-5012
          Attn:  Mr.  Nolan  Quan

     B. Either party may change the address to which notice or payment is to be sent by written notice to the other party pursuant to the provisions of this paragraph.

14.     JURISDICTION  AND  DISPUTES:

A.     This  Agreement shall be governed by the laws of the State of California.

     B. All disputes hereunder shall be resolved in the applicable state or federal courts of California, the county of Los Angeles. The parties consent to the jurisdiction of such courts, agree to accept service of process by mail, and waive any jurisdictional or venue defenses o1herwise available.

15.     INTEGRATION:

     This Agreement constitutes the entire understanding of the parties, and revokes and supersedes all prior agreements between the parties and is intended as a final expression of their Agreement. It shall not be modified or amended except in writing signed by the parties hereto and specifically referring to this Agreement. This Agreement shall take precedence over any other documents that may be in conflict therewith.

     IN WITNESS WHEREOF, the Par-ties have executed this Agreement as of the date first above written.

ALCHEMY  COMMUNICATIONS,  INC.          PLUS  NET,  INC.

By:  /S/  Nolan  Quan                   By:  /S/  Bruce  K.  Muhlfeld
     ----------------                        ------------------------
     Name:  Nolan  Quan                    Name:  Bruce  K.  Muhlfeld
     Title:  President                     Title:  President

                              COLLOCATION SCHEDULE

     This Collocation Schedule is made on this W'day of January, 1999 (the "Effective Date") and subject to all definitions, terms and conditions of that certain Agreement for Terminal Facility Collocation Space, dated January 18, 1999, the ("Agreement") by and between ALCHEMY COMMINICATIONS, INC., ("Alchemy") and PLUS NET, INC., ("Customer"). Customer accepts and ratifies the terms and conditions of the Agreement, with respect to the Terminal Facility identified below, as specifically set forth herein.

1.   ADDRESS  OF  TERMINAL  FACILITY:               2.  COLLOCATION  SPACE:
     1200  West  7  1h  Street
     Level  One                              Cages:  Up  to  150  Square  Feet.
     Los  Angeles,  California
3.   TERM:
     Requested  service  date:  May  1,  1999
     Initial  period:  one (1) year.

4.     MONTHLY  RECURRING  SERVICE  FEES:

     Occupancy  Fees:  $3,000.00 usage  of  up  to  150  square  feet.

     Cross-Connect Fees: * $25.00 per DS-0, $100.00 per DS-1, $300.00 per DS-3.

     Power  Charge:

     AC (120 Volt) squared**: First 100 amps included in monthly charge. Battery Back-up.

                    Thereafter $0.10 per KWH

5.      HOSTING  VARIABLE  MONTHLY  FEE:

     Pricing for bandwidth usage shall be at Alchemy's cost plus ten (10%) percent.

6.      SPECIAL  SERVICES  FEES:

     System  Administration:  $5,000.00  month  for  "Eyes/Hands  Support."

     Programming  Services:  $100.00  per  hour.

     Electronic  Commerce  Services:  $0.25  per  transaction.

* A "cross-connect" is an electrical connection made between two DS-1 circuits on a WX-1 cross-connect panel or two DS-3 circuits on a DSC-3 cross-connect panel which interconnects the Equipment with other telecommunications services. Alchemy shall provide appropriate cable facilities (i.e., patch cords and cables required to connect WX-N jacks) between the Equipment and Alchemy common cross-connect panel located at the Premises. Cross-connect charges are determined by the level and type of facilities connected. No cross-connect shall be provided for any period past the expiration of the Agreement.

* *AC Power charges will be applied based on Customer connected Equipment load based on an initial survey and adjusted annually based on surveys performed on or about the anniversary of the original survey.

ALCHEMY  COMMUNICATIONS,  INC.               PLUS  NET,  IN
By:  /s/  Nolan  Quan                        By:  /s/  Bruce  K.  Muhlfeld
     ----------------                             ------------------------
     Authorized  Signature                        Authorized  Signature
     Date:  01-18-99                              Date:  01/18/99

     EXHIBIT  I  to  Collocation  Schedule

GENERAL  DESCRIPTION  OF  WORK  TASKS  AND  SPECIAL  TERMS  AND  CONDITIONS

1.      GENERAL  DESCRIPTION  -  ALCHEMY  WORK  TASKS:
       -----------------------------------------------

Alchemy will provide standard 100 amps/60 hertz, U-Plex for AC Power. Included with 10 meg service.

2.      GENERAL  DESCRIPTION  -  CUSTOMER  WORK  TASKS:
       ------------------------------------------------

Customer  will provide a list of persons authorized to access Collocation Space.

3.      SPECIAL  TERMS  AND  CONDITIONS(AS  APPLICABLE)-
       -----------------------------------------------

Visitor parking is currently available at no additional cost. Office space is available on a first-come basis. Guaranteed office space may be arranged at an additional cost, as available.

                                    EXHIBIT 2
                             to Collocation Schedule
                             DISPATCH LABOR CHARGES

The following charges shall be applied for labor performed by Alchemy on the request of Customer.

     1. Normal Alchemy business hours: $100.00 for first 1/2 hour, $50.00 each additional l 1/2hour, (Monday to Saturday 7:00 a.m. to 7:00 p.m., except Alchemy holidays.)

     2. Off hour Alchemy business hours: $300.00 for first 1/2 hour, $75.00 each additional 1/2 hour (Monday to Saturday 7:00 p.m. to 7:00 a.m., except Alchemy holidays.)

     3. Sundays and Holidays: $500.00 for first 1/2 hour, $125.00 each additional 1/2hour.

Note: Labor hours are billed in half hour increments. Alchemy off-hour labor hours are based on a four hour minimum.